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                                   EXHIBIT 21

                                  SUBSIDIARIES

     Set forth below is a list of all active subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

                                                                 Jurisdiction of
               Name                                               Incorporation
               ----                                              ---------------
Nature's Sunshine Products of Canada, Ltd.                           Canada
Nature's Sunshine Products de Mexico, S.A. de C.V.                   Mexico
Nature's Sunshine Products de Colombia, S.A.                         Colombia
Nature's Sunshine Produtos Naturais Ltda.                            Brazil
Nature's Sunshine, Japan Co., Ltd.                                   Japan
Nature's Sunshine Korea, Ltd.                                        South Korea
Nature's Sunshine Products N.S.P. de Venezuela, C.A.                 Venezuela
Nature's Sunshine Products de Centroamerica                          Costa Rica
Nature's Sunshine Products de Panama, S.A.                           Panama
Nature's Sunshine Products de Guatemala, S.A.                        Guatemala
Nature's Sunshine Products de El Salvador, S.A. de C.V.              El Salvador
Nature's Sunshine Products del Peru, S.A.                            Peru
Nature's Sunshine Products de Argentina                              Argentina
Comercializadora Nature's Sunshine Chile Ltda.                       Chile
Nature's Sunshine Products del Ecuador, S.A.                         Ecuador
Nature's Sunshine Products de Honduras, S.A.                         Honduras
Nature's Sunshine Products de Nicaragua, S.A.                        Nicaragua
Nature's Sunshine Products (Israel) Ltd.                             Israel
Nature's Sunshine Products of Russia, Inc.                           Utah

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Each subsidiary listed above is doing business under its corporate name.

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